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                                                                Exhibit 10.9(k)



          AGREEMENT OF LEASE


          Between


          MELVILLE CORPORATION
                                                                      Landlord,



          - and -


          THE TIMBERLAND COMPANY


                                                                      Tenant.



          TABLE OF CONTENTS


                                                                            Page

1.        Demise                                                             1


2.        Term; Right to Terminate                                           1


3.        Rent                                                               2


4.        Net Lease                                                          2


5.        Use of the Demised Premises                                        3


6.        Condition of the Demised Premises                                  3


7.        Taxes and Utility Expenses                                         3


8.        Compliance with Laws                                               4


9.        Repairs                                                            4


10.       Alterations  and  Improvements                                     4


11.       Indemnification of Landlord                                        4


12.       Insurance                                                          5

13.       Assignment, Subletting and Mortgaging                             6


14.       Fixtures                                                          6


15.       Landlord's Access to the Demised Premises                         6


16.       Restoration Obligations                                           7


17.       Eminent Domain                                                    8


18.       Quiet Enjoyment                                                   9


19.       Landlord's Representations and Warranties                         9


20.       Force Majeure                                                     9


21.       Landlord's Right to Cure                                         10


22.       Tenant's Default                                                 10


23.       Holding Over                                                     12


24.       End of Term                                                      12


25.       Signs                                                            12


26.       No Broker                                                        12


27.       Notices                                                          12


28.       Certificates                                                     13


29.       Arbitration                                                      14


30.       Invalidity of Certain Provisions                                 14


31.       Governing Law                                                    14


32.       No Waiver                                                        14


33.       Interpretation                                                   15


34.       Captions                                                         15


35.       Entire Agreement                                                 15


36.       Successors and Assigns                                           15


37.       Right of First Refusal                                           15

          EXHIBITS

Exhibit A - The Land

Exhibit B - Equipment

Exhibit C - Permitted Encumbrances

                               AGREEMENT OF LEASE


     AGREEMENT OF LEASE (this "Lease") made as of February 1, 1994, between MELVILLE CORPORATION, a New York corporation, having an office at c/o Thom McAn Shoe Company, 67 Millbrook Street, Worcester, MA 01606 ("Landlord"), and THE TIMBERLAND COMPANY, a Delaware corporation having an office at 11 Merrill Industrial Drive, P.O. Box 5050, Hampton, New Hampshire 03842-5050 ("Tenant").

     1. Demise. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, subject to all of the terms, covenants and conditions of this Lease, all of that certain plot, piece or parcel of land located in Danville, Kentucky, and more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"), together with (a) all of the buildings and improvements now or hereafter erected on the Land (the "Improvements"), (b) all fixtures and articles of personal property now or hereafter attached to or used in connection with the Land or the Improvements, (c) all equipment in "as is" condition, listed on Exhibit B attached hereto and made a part hereof (the "Equipment"), (d) all appurtenances, rights, privileges and easements benefiting, belonging or pertaining to the Land and (e) all of Landlord's right, title and interest, if any, in and to any land lying in the bed of any street, road or highway (open or proposed) in front of or adjoining the Land, to the center line thereof, and any strips and/or gores relating to the Land (all of the foregoing are hereinafter collectively called the "Demised Premises").

     2.    Term; Right to Terminate.

     (a) This Lease shall be for a term (the "Term") of five (5) years (or until sooner terminated as hereinafter provided), to commence on February 1, 1994 (the "Commencement Date") and to end at midnight on January 31, 1999 (the "Expiration Date").

     (b) Provided Tenant shall not be in default of any of the terms or provisions of this Lease, Tenant shall have the right ("Tenant's Termination Right") to terminate this Lease in accordance with the terms hereof. If Tenant shall exercise Tenant's Termination Right during the first year of the Term, then upon at least twelve (12) month's advance written notice to Landlord, this Lease shall terminate on January 31, 1996, the last day of the second year of the Term, and shall be null and void and of no further force or effect. If Tenant shall elect to exercise Tenant's Termination Right at any time after commencement of the third year of the Term, then upon twelve (12) month's advance written notice to Landlord, this Lease shall terminate, and shall be null and void and of no further force or effect.

     (c) Provided Landlord shall not be in default of any terms and provisions of this Lease, Landlord shall have the right ("Landlord's Termination Right") to terminate this Lease at any time after commencement of the third year of the Term, upon twelve (12) months advance written notice to Tenant. If Landlord shall exercise Landlord's Termination Right, this Lease shall terminate on a date which is twelve (12) months from the date Tenant shall receive notice of Landlord's exercise of Landlord's Termination Right, and shall be null and void and of no further force or effect.

     3.    Rent.

     (a) Tenant shall pay rent ("Fixed Rent") to Landlord, at Landlord's address set forth at the beginning of this Lease, or at such other address as Landlord shall designate, at an annual rental rate of $1,021,608, payable in equal monthly installments of $85,134 each, in advance on the first day of each month during the Term. The first monthly installment of Fixed Rent due hereunder shall be due and payable to Landlord upon execution of this Lease by Tenant. Provided, however, in the event Tenant shall exercise Tenant's Termination Right during the first year of the Term so that this Lease terminates on January 31, 1996, the last day of the second year of the Term, the Fixed Rent for the second year of Term shall be at an annual rental rate of $1,115,916, payable in equal monthly installments of $92,993 each in advance on the first day of each month during the second year of the Term commencing on February 1, 1995.

     (b) Tenant shall also pay as rent, all sums, costs, expenses and other payments which Tenant assumes or agrees to pay under the terms of this Lease (all of which are hereinafter collectively called "Additional Rent"), and, if Tenant shall fail to pay any Additional Rent, Landlord shall have all of the rights and remedies against Tenant provided for in this Lease, at law or in equity, available to Landlord for Tenant's non-payment of

Fixed Rent.

     (c) No payment of less than the full amount of all Fixed Rent and Additional Rent due under this Lease shall release Tenant from its obligation to pay rent hereunder and the obligation of Tenant to pay the full amount of all Fixed Rent and Additional Rent shall survive the expiration or earlier termination of this Lease.

     4. Net Lease. It is the intention of the parties that the rent payable under this Lease shall be absolutely net to Landlord, so that this Lease shall, under all circumstances, yield to Landlord the net annual Fixed Rent specified in Article 3 of this Lease during the Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises, including but not limited to, all taxes, utilities, maintenance and any structural damage caused by any act or omission of Tenant, shall be paid by Tenant.

     5. Use of the Demised Premises. Tenant shall have the right to use the Demised Premises for a distribution facility and for no other purpose.

     6.    Condition of the Demised Premises.   Tenant shall accept possession
of the Demised Premises in its "AS IS" condition on the Commencement Date. From and after the Commencement Date, Landlord shall have no obligation to furnish, render or supply any work, labor, services, furniture, fixtures, equipment, materials or other items to make the Demised Premises, or any portion(s) thereof, ready or suitable for Tenant's occupancy.

     7.    Taxes and Utility Expenses.

     (a) Tenant shall, during the Term, pay as Additional Rent all "Taxes" and "Utility Expenses" (as such quoted terms are hereinafter defined) prior to the imposition of any interest or penalty for late or non-payment. For the purpose of this Article 7, "Taxes" shall mean all real property taxes, installments of special and general assessments, water and sewer rents, rates and charges and other governmental impositions and charges of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, which shall or may during the Term be levied, assessed or imposed upon the Demised Premises, or any part thereof; and "Utility Expenses" shall mean all water and sewer rents, rates and charges payable for the furnishing of water to the Demised Premises based on actual usage, and all amounts payable for the furnishing of steam, heat, gas, hot water, electricity, light and power, and any other service or services to the Demised Premises, or any part thereof.
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     (b)   If permitted by law, Tenant shall have the right to pay any assessment for local improvements assessed during the Term in installments and, in such event, Tenant's obligation to pay such assessment shall be limited to the installments coming due during the Term. If the payment of assessments in installments may be made only after application to an appropriate authority, Tenant shall have the right to make such application, in Landlord's name if legally required. Upon receipt of request therefor from Tenant, Landlord shall execute any and all applications and/or other documents necessary for such application.

     (c) Taxes for the first year of the Term shall be prorated between Landlord and Tenant.

     8.    Compliance with Laws.

     (a) At all times during the Term, Tenant shall, at its own cost and expense, promptly observe and comply with (i) all laws, orders and regulations of any Federal, state, county and municipal authorities (including, but not limited to, building codes and environmental laws, orders and regulations) (and with any direction pursuant to law of any public officer thereof) having or asserting jurisdiction over all or any part of the Demised Premises, or the use and occupancy thereof, and of the National Board of Fire Underwriters, any local board of fire underwriters or any other body or bodies exercising similar functions (all of the foregoing are hereinafter collectively, called "Governmental Regulations") and (ii) the provisions of all insurance policies required to be maintained pursuant to Article 12 hereof and the requirements of the issuers of all such policies.

     9. Repairs. Tenant shall not do or suffer any waste or damage to the Demised Premises or any part thereof and Tenant shall, at all times during the Term, at its sole cost and expense, take good care of the Demised Premises and make, or cause to be made, all maintenance and repairs, whether interior or exterior, non-structural, or structural caused by any act or omission of Tenant, ordinary or extraordinary, foreseen or unforeseen, necessary to keep and maintain all of the Improvements in at least as good order and condition as the same shall have been on the Commencement Date, reasonable wear and tear and obsolescence excepted.

     10. Alterations and Improvements. Tenant, with the prior written consent of Landlord, which consent Landlord shall not withhold or delay unreasonably, shall have the right, during the Term, at its own cost and expense, to make any non-structural alterations, installations, improvements, additions, restorations, replacements and other changes (collectively, "Alterations"), in, of or to the Improvements, provided that the same shall not reduce the value of the Demised Premises. Tenant, in making Alterations, shall comply with all applicable Governmental Regulations and with all reasonable conditions imposed by Landlord in connection with the making of any Alterations. Tenant shall obtain or cause to be obtained all building permits, licenses, temporary and permanent certificates of occupancy, and other governmental approvals which may be required in connection with the making of any Alterations. Landlord shall cooperate with Tenant in obtaining same and shall execute any documents required therefor all at Tenant's sole cost and expense.

     11. Indemnification of Landlord. Tenant shall indemnify, defend and hold harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed on or incurred by or asserted against Landlord by reason of any of the following occurrences during the Term:

     (a) any work or thing done in, on or about the Demised Premises, or any part thereof, by any party other than Landlord;

     (b) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Demised Premises;

     (c) any negligence on the part of Tenant or any of its agents, contractors, servants, employees, subtenants, licensees or invitees; or

     (d) any accident, injury or damage to any person or property occurring in the Demised Premises.

     12.   Insurance.

     (a) Tenant shall provide, at its sole cost and expense, and shall keep in force at all times during the Term, policies of insurance with an insurance companies licensed to do business in the State of Kentucky, reasonably satisfactory to Landlord, as follows:

           (i) Comprehensive general public liability insurance in respect of the Demised Premises and the conduct of Tenant's business, with a combined single limit of not less than $10,000,000 for personal injury or death to any number of persons in any one occurrence and for property damage. Each such policy of liability insurance shall include Landlord and any other person(s) Landlord may designate as additional insureds;

           (ii) casualty insurance for the benefit of Landlord covering all of the Improvements for the full replacement value thereof and insuring against loss or damage by fire or other casualty customarily included in extended coverage endorsements. All proceeds payable under such casualty insurance policies shall be adjusted with and payable to Tenant, to be held by Tenant in trust for the benefit of Landlord and applied toward repair and restoration of the Demised Premises in accordance with Article 16 of this Lease;

           (iii) worker's compensation insurance covering all persons employed by Tenant at the Demised Premises in such amounts and as required by law, naming Landlord as an additional insured; and

     (b) Tenant shall deliver policies of such insurance to Landlord on or before the Commencement Date and thereafter not less than ten (10) days prior to the expiration of any such policy. Such insurance shall provide, (i) that it cannot be cancelled (including cancellation for failure to pay premiums) or modified in any material respect without thirty (30) days' prior written notice to Landlord and (ii) that no act or thing done by the Tenant shall invalidate the policy as against the Landlord.

     (c) Any insurance required to be provided by Tenant pursuant to this Lease may, to the extent applicable, be provided by blanket insurance covering the Demised Premises and other locations at which Tenant conducts business, provided such blanket insurance complies with all applicable requirements of this Lease and contains an endorsement specifically identifying the Demised Premises as being covered thereunder.

     (d) Tenant shall cause all policies of fire and casualty insurance maintained by it in the respect of the Demised Premises to contain provisions waiving any right of subrogation on the part of the insurer with respect to any claims against Landlord.

     13. Assignment, Subletting and Mortgaging. Tenant shall not, by operation of law or otherwise, assign or otherwise transfer this Lease or the term and estate hereby granted, sublet the Demised Premises or any part thereof or allow the same to be used, occupied or utilized by anyone other than Tenant, or mortgage, pledge, or encumber this Lease or the Demised Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, without in each instance obtaining the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold. Any transfer of the voting stock of Tenant resulting in the "person(s)" who shall own a majority of such stock immediately before such transfer ceasing to own a majority of such stock after such transfer or any transfer of all or substantially all of the assets of Tenant shall be deemed to be an assignment of this Lease as to which Landlord's consent shall have been required.

     14. Fixtures. All trade fixtures, equipment and items of personal property furnished or installed by Tenant at the Demised Premises, regardless of the manner of attachment, shall be and remain the property of Tenant and may be removed by Tenant at any time and from time to time during the Term or within the period of ten (10) days after the expiration of the Term. Tenant shall promptly repair all damage to the Demised Premises caused by the removal of any such trade fixtures, equipment and personal property. Any property of Tenant remaining in the Demised Premises after the expiration of such ten (10) day period shall be deemed abandoned by Tenant and shall become the property of Landlord without payment therefor.

     15. Landlord's Access to the Demised Premises. Tenant shall permit Landlord to enter upon the Demised Premises, at all reasonable times during customary business hours of Tenant and upon reasonable notice, to inspect the Demised Premises.

     16.   Restoration Obligations.

     (a) In the event of damage to or destruction of the Demised Premises, or any part thereof, Tenant shall give prompt written notice thereof to Landlord and Tenant shall, at Tenant's sole cost and expense (whether or not any "Proceeds" (as hereinafter defined) are sufficient therefor) (i) immediately take all actions necessary to secure the Demised Premises from theft and vandalism and to safeguard against the risk of collapse and falling debris and
(ii) promptly commence and diligently perform to completion the repair, restoration and rebuilding of that portion or portions of the Demised Premises so damaged or destroyed so as to restore the same to full compliance with all Governmental Regulations and so that the Improvements shall be repaired and restored, as nearly as possible, to the condition, value and general utility that existed prior to the damage or destruction (such repair, restoration and rebuilding being herein called "Restoration").

     (b) All costs of Restoration, and all other work performed by or for Tenant at the Demised Premises, shall be paid for promptly when due and all Restoration and such other work shall be completed free and clear of claims of mechanics, materialmen, contractors, subcontractors and other persons. If required by Landlord, Tenant shall obtain waivers of liens, in form and content satisfactory to Landlord, from all such mechanics, materialmen, contractors, subcontractors and all other persons.

     (c) If any Restoration is structural, or if the cost of any Restoration, as estimated by the Landlord, shall exceed $100,000 (in either case "Major Restoration"), Tenant shall, prior to the commencement of the Major Restoration, furnish to Landlord for its approval: (i) complete plans and specifications for the Major Restoration prepared by an architect satisfactory to the Landlord (the "Architect"), which shall be accompanied by (A) the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the Major Restoration and (B) satisfactory evidence of the approval thereof by all governmental authorities whose approval is required;
(ii) certified copies of all permits and approvals required in connection with the commencement and conduct of the Major Restoration; and (iii) a surety bond for, and/or guaranty of, the payment for the completion of the Major Restoration, which bond and/or guaranty shall be in form and content, and from a surety or guarantor, satisfactory to Landlord, and shall be in an amount not less than the Architect's estimate of the entire cost of completing the Major Restoration, less the net amount of insurance proceeds or (in the case of a "Taking", as defined in Article 17), the net amount of the condemnation award or compensation (in any such case "Proceeds"), if any, then held by Tenant for application toward the cost of the Major Restoration. Tenant shall not commence any Major Restoration until Tenant shall have complied with the applicable requirements of this Article 16, and after commencing any Major Restoration (and any other work undertaken at the Demised Premises) Tenant shall proceed diligently and in good faith to perform the same to completion in a good and workmanlike manner in accordance with (if required) the approved plans and specifications therefor.

     17.   Eminent Domain.

     (a) In the event of a taking for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or eminent domain or by private purchase in lieu thereof (in any such event, a "Taking") of the entire or a substantial portion of the Demised Premises which is sufficient to render the remaining portion thereof unsuitable for restoration for its continued use or occupancy by Tenant, either party to this Lease shall have the right to cancel this Lease by a notice to the other given not later than sixty (60) days following the Taking. Such notice shall specify a date (the "Taking Cancellation Date") on which this Lease shall be cancelled, which Taking Cancellation Date shall be the earlier to occur of the date of vesting of title or the date of transfer of possession, as a result of the Taking. If either party to this Lease shall exercise its right to cancel this Lease pursuant to this Paragraph (a), this Lease and the term and estate granted by this Lease shall be wholly extinguished, and the Term shall expire on the Taking Cancellation Date in the same manner and with the same effect as if the Taking Cancellation Date were the Expiration Date, except that any Fixed Rent paid for any period after the Taking Cancellation Date shall be refunded to Tenant within fifteen (15) days after the Taking Cancellation Date.

     (b) If this Lease shall not be cancelled pursuant to Paragraph (a) of this Article 17, or in the event of a Taking of less than substantially all of the Demised Premises, then (i) this Lease and the Term shall, upon the earlier to occur of the date of vesting of title or transfer of possession as a result of the Taking, cease and expire with respect to the portion of the Demised Premises so Taken, (ii) Tenant shall promptly commence, and with reasonable dispatch prosecute to completion, the restoration of the portion of the Demised Premises remaining after the Taking to substantially the same condition and tenantability as existed immediately preceding the Taking, any such restoration to be performed in accordance with the provisions of Article 16 of this Lease, and (iii) the Fixed Rent shall be equitably abated as of the date of vesting of title or transfer of possession, whichever occurs earlier, as a result of the Taking, to reflect the rental value of the portion of the Demised Premises lost to Tenant by reason of the Taking. Any dispute as to the amount of such equitable abatement in the Fixed Rent shall be submitted to arbitration pursuant to Article 29 of this Lease. Until final resolution of the dispute, Tenant shall pay the Fixed Rent at the rate determined by Landlord and, after such determination, Landlord shall credit the amount of any overpayment toward future payments of the Fixed Rent.

     (c) In the event of a Taking, and whether or not this Lease is terminated, Tenant shall have no claim in respect of the award or payment for the value of the unexpired term of this Lease. Tenant may interpose and prosecute in any proceeding in respect of a Taking, independent of any claim of Landlord, claims for the reasonable value of Tenant's trade fixtures and leasehold improvements, for damages for interruption or dislocation of business in the Demised Premises and loss of good will, and for moving and remodeling expenses. The Proceeds of any award or payment received by Landlord in respect of any Taking shall be applied first toward payment of the cost of restoring the Demised Premises or any portion thereof damaged as a result of such Taking; the balance of such Proceeds, if any, shall be the sole property of Landlord and Tenant shall have no claim thereto.

     18. Quiet Enjoyment. Tenant, upon paying the Fixed Rent and any Additional Rent due hereunder, and observing and keeping all covenants, warranties, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the

Demised Premises during the term of this Lease, without hindrance or molestation.

     19.   Landlord's Representations and Warranties.

     (a) Landlord represents and warrants to Tenant that, as of the Commencement Date:

                  (i) Landlord has full power and authority to execute and deliver this Lease and to carry out and perform all covenants to be performed by Landlord hereunder;

                  (ii) The Demised Premises are free from all encumbrances, liens, defects in title, leases, tenancies, easements, restrictions and agreements, except the Permitted Encumbrances;

                  (iii) The execution, delivery and performance of this Lease by Landlord (A) does not violate any contract, agreement or commitment to which Landlord is a party or by which Landlord is bound, and (B) have been duly authorized by all necessary corporate action of Landlord.

     20. Force Majeure. If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor or materials, or reasonable substitutes therefor, Act of God, governmental restriction, regulation or control, enemy or hostile government action, civil commotion, insurrection, sabotage, fire or other casualty, or anyother condition beyond the reasonable control of such party, then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event. If either party shall, as a result of any such event, be unable to exercise any right or option within any time limit provided therefor in this Lease, such time shall be deemed extended for a period equal to the duration of the delay caused by such event.

     21. Landlord's Right to Cure. If Tenant shall be in default hereunder, Landlord, after thirty (30) days' written notice that Landlord intends to cure such default, or without notice if, in Landlord's reasonable judgment, an emergency shall exist, shall have the right, but not the obligation, to cure such default, and Tenant shall pay to Landlord upon demand the reasonable cost thereof plus interest at the lesser of twelve percent (12%) per annum or the maximum legal rate.

     22.   Tenant's Default.

     (a) If Tenant defaults in the performance of any obligation under this Lease, Landlord may give notice to Tenant specifying the nature of such default. If Tenant does not, within ten (10) days after receipt of such notice, cure any default, other than a default in the payment of Fixed Rent or Additional Rent, or, if the default is of such a nature that it cannot reasonably be cured within such ten (10) day period and Tenant does not commence and proceed with reasonable diligence and in good faith to cure such default, or, if Tenant does not, within five (5) days after receipt of such notice, cure a default in the payment of Fixed Rent or Additional Rent, then after the expiration of such ten (10) or five (5) day period, as the case may be, Landlord may give to Tenant a notice terminating this Lease, and thereupon, this Lease and the term and estate hereby granted shall terminate with the same effect as if the date of such notice of termination were the Expiration Date, but Tenant shall remain liable for damages as provided in Paragraph (c) of this
Article 22. Upon such termination Landlord may reenter the Demised Premises and dispossess Tenant and any other occupants thereof, remove their effects and hold the Demised Premises as if this Lease had not been made; and Tenant waives the service of any additional notice of intention to terminate this Lease, reenter the Demised Premises or to institute legal proceedings to that end.

     (b) If Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or if a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or if a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or if a permanent receiver of Tenant or of or for all or substantially all of the property of Tenant shall be appointed, then Landlord shall, (i) at any time after Landlord becomes aware of any such event, if such event occurs with the acquiescence of Tenant, or (ii) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty (30) days, in either such case, give Tenant a notice specifying the same and if the event giving rise to Landlord's notice shall continue for ten (10) days after such notice is given; Landlord shall give Tenant a notice terminating this Lease and, upon the giving of such notice of termination, this Lease the term and estate hereby granted shall terminate with the same effect as if the date of Landlord's termination notice were the Expiration Date, but Tenant shall remain liable for damages as provided in Paragraph (c) of this
Article 22. If this Lease and the Term shall cease and expire in accordance with this Paragraph (b), Landlord may dispossess or remove Tenant or any other occupant of the Demised Premises, by summary proceedings or otherwise, and remove their effects and hold the Demised Premises as if this Lease had not been made.

     (c) After a dispossess or removal in accordance with Paragraph (a) or Paragraph (b) of this Article 22, (i) the Fixed Rent shall be paid up to the date of such dispossess or removal, (ii) Landlord may relet the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise for a term or terms which may, at the option of Landlord, be less than or exceed the period which would otherwise have constituted the balance of the Term and (iii) Tenant shall pay to Landlord, as liquidated damages, any deficiency between the Fixed Rent due hereunder and the amount, if any, of the rents collected on account of the new lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Term (not including any renewal period the commencement of which shall not have occurred prior to such dispossess or removal). In computing such liquidated damages there shall be added to said deficiency all expenses which Landlord incurs in connection with reletting the Demised Premises, including, without limitation, the cost of keeping the Demised Premised in good order and the preparation of the same for such reletting, brokerage fees and attorneys' fees and disbursements. Such liquidated damages shall be paid by Tenant in monthly installments on the dates specified in this Lease for payment of Fixed Rent and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord may make such alterations, repairs, replacements, and decorations in and to the Demised Premises as Landlord considers advisable and necessary for the purposes of reletting the Demised Premises, and the making of such alterations and decorations shall not operate or be construed to release Tenant from liability for liquidated damages under this Lease. Landlord shall not be liable for failure to relet the Demised Premises or, in the event that the Demised Premises are relet, for failure to collect the rent under such reletting.

     23.   Holding Over.   Should Tenant hold over in possession after the
expiration of the Term of this Lease, such holding over shall not be deemed to extend the Term or renew this Lease, but the tenancy thereafter shall continue as a tenancy from month to month at the sufferance of Landlord upon the terms and conditions herein contained and at a rental equal to two (2) times the Fixed Rent in effect immediately preceding the expiration of the Term.

     24. End of Term. Upon the expiration or other termination of the Term, Tenant shall peaceably and quietly quit and surrender the Demised Premises.

     25. Signs. Tenant shall have the right to install, maintain and replace in, on, over or in front of the Demised Premises or in any part thereof, or on the roof or exterior walls of any building(s) at the Demised Premises, such signs, placards and lights as Tenant may desire, provided Tenant shall comply with any applicable Governmental Regulations and shall obtain any necessary permits for such purposes. Any installations made by Tenant under this Article 25 shall be promptly removed at Tenant's expense upon the expiration or other termination of this Lease and any damage to the Improvements caused by such installation of removal shall be promptly repaired by Tenant at its expense.

     26. No Broker. Landlord and Tenant each represent and warrant to the other that no broker was instrumental in consum-mating this Lease and neither had any conversations or negotiations with any broker concerning the leasing of the Demised Premises. Landlord and Tenant each agree to indemnify, defend and hold harmless the other from and against any claims for brokerage commissions or other compensation, and all claims, losses, damages, liabilities, costs and expenses in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, which may arise by through or on account of any act of the indemnifying party.

     27. Notices. All notices and other communications which either party is required or desires to send to the other party hereunder shall be in writing, mailed (registered or certified mail, return receipt requested, postage prepaid), be hand delivered or sent by nationally recognized overnight courier, prepaid. Notices and other communications shall be deemed to have been received on the earlier of the date of actual receipt or the third (3rd) regular business day after the day so mailed. Notices shall be addressed as follows:

If to Landlord, to it at:

                            Melville Corporation
                            c/o Thom McAn Shoe Company
                            67 Millbrook Street
                            Worcester, MA  01606
                            Attention: Mr. Ashvin Mehta

with a copy to:

                            Melville Corporation

                            One Theall Road
                            Rye, NY  10580
                            Attention:  Legal Department

If to Tenant, to it at:

                            The Timberland Company
                            11 Merrill Industrial Drive
                            P.O. Box 5050
                            Hampton, NH  03842-5050


with a copy to:



Any party may, by a notice given in accordance with this Article 27, designate a different address for notices and other communications.

     28. Certificates. Either party shall, without charge, at any time and from time to time, within ten (10) days after written request therefor, certify by written instrument duly executed and acknowledged, to the other party and to any purchaser, or proposed purchaser, or any other person, firm or corporation specified in such request: (a) That this Lease has not been amended, modified or supplemented, or if this Lease has been amended, modified or supplemented, the substance and manner of such amendment, modification or supplement; (b) that this Lease is the valid and binding obligation of said party and is in full force and effect in accordance with its terms as then constituted; (c) whether, to the knowledge of said party, there exists any event that, with the passage of time or the giving of notice, or both, would constitute a default under this Lease, and if said party shall have knowledge of such an event, specifying the nature of same; (d) whether, to the knowledge of said party, there exists any offsets, counterclaims, or defenses against the enforcement of any of the terms, covenants and conditions of this Lease as then constituted by the party requesting the certificate, and if so, specifying same; (e) the Commencement Date and Expiration Date of this Lease; and (f) any other matters as may reasonably be requested. Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be delivered, and the contents of such certificate shall be binding on the party executing same.

     29. Arbitration. In any case where this Lease provides for submission of a dispute or matter to arbitration, the same shall be settled by arbitration in the State of Kentucky, in accordance with the rules then obtaining of the American Arbitration Association or any successor thereto. The arbitrator or arbitrators may grant injunctions or other relief in such disputes or matters. The decision of the arbitrator or arbitrators shall be final, conclusive, and binding upon the parties, and a judgment may be entered thereon in any court having jurisdiction. Landlord and Tenant each shall pay one-half of the cost and expense of such arbitration, and each shall separately pay for its own attorneys' fees and expenses.

     30.   Invalidity of Certain Provisions.   If any term, covenant, condition
or provision of this Lease or the application thereof to any person or circumstance shall, at any time, for any reason or to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that term or pro-vision to other persons or circumstances, shall not be affected thereby, but shall be enforced to the extent permitted by law.

     31. Governing Law. Irrespective of the place of execution or performance, this Lease, the rights and obligations of the parties hereto and the performance hereof shall be governed by and construed in accordance with the laws of the State of Kentucky as applied to contracts executed and to be performed wholly within that State.

     32. No Waiver. The failure of Landlord or Tenant to complain of any act or omission on the part of the other party or to seek redress for the violation of, or insist on the strict performance of, any term, covenant or condition in this Lease no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by Landlord or Tenant at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No accept-ance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a part payment on account.

     33. Interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. All terms and words used in this Lease, regardless of the number or gender shall be deemed to include any other number and any other genders, as the context may require. The term "Landlord" as used in this Lease shall mean only the owner for the time being of Landlord's interest in this Lease, so that upon any sale of the interest of Landlord in this Lease, Landlord's successor in interest shall, during the term of its ownership, be deemed to be the "Landlord" hereunder.

     34. Captions. The article headings used in this Lease are for reference and convenience only, and shall not enter into the construction or interpretation of this Lease.

     35. Entire Agreement. All prior understandings and agreements between Landlord and Tenant relating to the subject matter of this Lease are merged into this Lease, which alone contains the entire agreement between the parties. This Lease may not be modified or cancelled except by a writing executed by both Landlord and Tenant.

     36. Successors and Assigns. Except as provided herein to the contrary, the covenants and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors and assigns.

     37. Right of First Refusal. Provided Tenant shall not be in default of any of the terms and provisions of this Lease, at any time during the Term, if Landlord shall receive an offer to purchase the Demised Premises which Landlord is willing to accept, Tenant shall have the right to purchase the Demised Premises upon the same terms and conditions as such offer. Tenant shall have a period of forty-five (45) days from the date of receipt of notice from Landlord of such offer within which to enter into a purchase and sale agreement with Landlord for the purchase of the Demised Premises on the same terms and conditions as such offer.



     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the day and year first above written.


                                 LANDLORD: Melville Corporation



                                 By: /s/ Arthur V. Richards
                                     --------------------------
                                 Name:  Arthur V. Richards
                                 TITLE: Vice President and Secretary


ATTEST:

/s/  Maureen Richards
- --------------------------
Assistant Secretary

                                 TENANT:

                                 THE TIMBERLAND COMPANY

                                 By:  /s/ KEITH D. MONDA
                                      -------------------------
                                 Name:    Keith D. Monda
                                 Title:   SR. VP/CFO


ATTEST

/s/ JANE E. OWENS
- ----------------------------
    Jane E. Owens
    Assistant Secretary



     EXHIBIT A

     The Land

     All that certain plot, piece or parcel of land, together with the buildings and improvements thereon erected and all appurtenances, rights, privileges and easements pertaining thereto, situate, lying and being in Danville, Kentucky, more particularly bounded and described as follows:

     Beginning at an iron pin located at the northwest corner of the Jackson Chair Company tract and in the south line of American Greetings tract; thence with American Greetings' South line S. 73 deg. 27 min. W. 1025.7 feet along the center line of a High Pressure Gas Line easement to a post corner to Boyle County Industrial Foundation; thence continuing with Boyle County Industrial Foundation and center line of High Pressure Gas Line S. 53 deg. 02 min. W. 25.0 feet to an iron pin corner to Boyle County Industrial Foundation and Danville Development Corp; thence with Danville Development Corporation S. 16 deg. 33 min. E 1001.8 feet to an iron pin in the center line of a High Pressure Gas Line easement and corner to William Stone Dale; thence with William Stone Dale
S. 89 deg. 56 min. E 819.3 feet to an iron pin; thence with Danville Development Corporation N. 54 Deg. 00 min. E. 125.6 feet to an iron pin; N 39 deg. 00 min. E 180.0 feet to an iron pin; thence with Danville Development Corporation and Jackson Chair Company N. 16 deg. 33 min W 1100.0 feet to the point of beginning and containing 27.41 acres, more or less, according to survey of Charles Thomas, R.L.S. 1918.

     EXHIBIT B

     EQUIPMENT

     All equipment affixed or anchored to the ground or ceiling, including:
           - power conveyors
           - high bay racking
           - mezzanines
           - flow racks.

     Office and cafeteria furniture.

     Two (2) Toyota trucks.

     Two (2) Clark trucks.

     Six (6) Lift trucks for high bay storage area.

     Batteries and chargers.

     Picking carts.

     One hundred fifty (150) wooden pallets.

     Phone System.

     Certain miscellaneous shop tools.


     EXHIBIT C

     Permitted Encumbrances

     1.    The terms, covenants and conditions of this lease.

     2. Zoning or other laws, ordinances, resolutions, rules regulations and orders of all boards, bureaus, commissions and bodies, whether Municipal, County, State or Federal, now or hereafter having, acquiring or asserting jurisdiction over the Demised Premises or the use and occupancy thereof, provided the same do not prevent or interfere with the use and occupancy of the Demised Premises for the purposes the same is being used and occupied on the Commencement Date.

     3. Any state of facts (including, without limitation, any party walls not the subject of a written agreement) which any accurate survey may show, provided the same do not prevent or interfere with the use and occupancy of the Demised Premises for the purposes the same is being used and occupied on the Commencement Date.

     4. All Agreements, easement, covenants and restrictions of record, to the extent the same are in force on the Commencement Date.

     5. Revocable nature of any right to maintain vaults or vault spaces, basement and subbasement spaces, areas, pipes, water lines, conduits, sidewalk elevators, marquees or signs, beyond the building lines.